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                                                                   EXHIBIT 21.1


EX 21.1
List of Subsidiaries
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Terayon Communication Systems Europe, S.A.
(incorporated in Belgium)

Terayon do Brazil Ltd
(incorporated in Brazil)

Terayon Canada Ltd.
(incorporated in Canada)

Terayon Cayman
(incorporated in Cayman Islands)

Terayon UK Limited
(incorporated in the United Kingdom)

Terayon Check Republic
(incorporated in the Check Republic)

Terayon Hong Kong Limited
(incorporated in Hong Kong)

Terayon Korea Ltd.
(incorporated in Korea)

Terayon International Holdings, Inc.
(incorporated in Delaware)

ComBox Ltd.
(incorporated in Israel)

Digital Transmission Equipment
(incorporated in California)

Imedia Corporation
(incorporated in California)

Mainsail Networks, Inc.
(incorporated in Delaware)

Radwiz, Inc.
(incorporated in New Jersey)

Radwiz, Inc.
(incorporated in Israel)

Terayon Communication Systems Ltd. (formerly Telegate Ltd.)
(incorporated in Israel)

TrueChat, Inc.
(incorporated in Colorado)

Ultracom Communications Holdings (1995) Ltd.
(incorporated in Israel)